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                                  EXHIBIT 23.1










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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-8 of our report dated February 16, 1996 appearing in the Annual Report on Form 10-K of Fisher Scientific International Inc. for the year ended December 31, 1995.

  /s/ Deloitte & Touche LLP


New York, New York

December 23, 1996